                                                            Exhibit 99.(a)(2)

                   REPORT OF INDEPENDENT AUDITORS ON SCHEDULES

The Board of Directors and Stockholder
Farm Bureau Life Insurance Company

We have audited the consolidated balance sheets of Farm Bureau Life Insurance Company as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in stockholder's equity and cash flows for each of the three years in the period ended December 31, 2003, and have issued our report thereon dated January 30, 2004 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedules listed in
Item 24 of this Registration Statement. These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein. As discussed in Note 1 to the consolidated financial statements, in 2002 the Company changed its method of accounting for goodwill and in 2001 the Company changed its method of accounting for derivative instruments.

                                         /s/ Ernst & Young LLP


Des Moines, Iowa
January 30, 2004

                   SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                       THAN INVESTMENTS IN RELATED PARTIES
                       FARM BUREAU LIFE INSURANCE COMPANY

                                DECEMBER 31, 2003

                          COLUMN A                          COLUMN B            COLUMN C                 COLUMN D
-------------------------------------------------------   -------------   ----------------------   --------------------
                                                                                                     AMOUNT AT WHICH
                                                                                                   SHOWN IN THE BALANCE
                      TYPE OF INVESTMENT                     COST (1)            VALUE                    SHEET
-------------------------------------------------------   -------------   ----------------------   --------------------
                                                                          (DOLLARS IN THOUSANDS)
Fixed maturity securities, available for sale:
 Bonds:
   United States Government and agencies                  $      74,009      $      79,465            $        79,465
   State, municipal and other governments                        99,476            103,228                    103,228
   Public utilities                                             117,232            124,143                    124,143
   Corporate securities                                       1,258,882          1,371,880                  1,371,880
   Mortgage and asset-backed securities                       1,687,999          1,724,723                  1,724,723
   Convertible bonds and bonds with warrants
      attached                                                    6,927              7,893                      7,893
 Redeemable preferred stock                                      57,415             65,645                     65,645
                                                          -------------      -------------            ---------------
      Total                                                   3,301,940      $   3,476,977                  3,476,977
                                                                             =============

Equity securities, available for sale:
 Common stocks:
   Banks, trusts, and insurance companies                        41,057      $      52,268                     52,268
   Industrial, miscellaneous, and all other                      11,266             11,512                     11,512
 Nonredeemable preferred stocks                                   2,941              2,950                      2,950
                                                          -------------      -------------            ---------------
      Total                                                      55,264      $      66,730                     66,730
                                                                             =============

Mortgage loans on real estate                                   467,695                                       464,195(2)
Investment real estate:
   Acquired for debt                                              2,368                                         1,359(2)
   Investment                                                    26,441                                        26,441
Policy loans                                                    155,801                                       155,801
Other long-term investments                                       1,301                                         3,958(3)
Short-term investments                                           19,708                                        19,708
                                                          -------------                               ---------------
                                                          $   4,030,518                               $     4,215,169
                                                          =============                               ===============

(1) On the basis of cost adjusted for repayments and amortization of premiums and accrual of discounts for fixed maturities, mortgage loans on real estate, other long-term investments and short-term investments; original cost for equity securities; unpaid principal balance for policy loans, and original cost less accumulated depreciation for investment real estate.

(2) Amount not equal to cost (Column B) because of allowance for possible losses deducted from cost to determine reported amount.

(3) Amount not equal to cost (Column B) because other long-term investments include interest rate swap assets that are recorded at market value.

               SCHEDULE III - SUPPLEMENTARY INSURANCE INFORMATION
                       FARM BUREAU LIFE INSURANCE COMPANY

                     COLUMN A                            COLUMN B             COLUMN C         COLUMN D       COLUMN E
                     --------                        -----------------    -----------------   ----------    -------------
                                                                            FUTURE POLICY
                                                      DEFERRED POLICY     BENEFITS, LOSSES,                     OTHER
                                                        ACQUISITION        CLAIMS AND LOSS     UNEARNED      POLICYHOLDER
                                                          COSTS                EXPENSES        REVENUES          FUNDS
                                                     -----------------    -----------------   ----------    -------------
                                                                               (DOLLARS IN THOUSANDS)
December 31, 2003:
   Traditional annuity                               $          54,663    $       1,582,979   $        -    $     351,754
   Traditional and universal life
      insurance                                                160,958            1,629,796       11,512          158,203
   Variable                                                    114,513              191,177       17,646                -
   Corporate and other                                               -               65,620            -                -
   Impact of unrealized gains/losses                           (15,513)                   -         (847)               -
                                                     -----------------    -----------------   ----------    -------------
   Total                                             $         314,621    $       3,469,572   $   28,311    $     509,957
                                                     =================    =================   ==========    =============

December 31, 2002:
   Traditional annuity                               $         216,166    $       2,790,851   $        -    $     321,046
   Traditional and universal life
      insurance                                                177,108            1,799,060       12,998          141,067
   Variable                                                    121,021              173,509       18,310                -
   Corporate and other                                               -               62,283            -                -
   Impact of unrealized gains/losses                           (44,494)                   -         (804)               -
                                                     -----------------    -----------------   ----------    -------------
   Total                                             $         469,801    $       4,825,703   $   30,504    $     462,113
                                                     =================    =================   ==========    =============

December 31, 2001:
   Traditional annuity                               $          93,172    $       1,816,632   $        -    $     261,554
   Traditional and universal life
      insurance                                                160,173            1,750,424       13,163          128,483
   Variable                                                    113,395              131,315       17,964                -
   Corporate and other                                               -               66,656            -                -
   Impact of unrealized gains/losses                            (5,561)                   -         (257)               -
                                                     -----------------    -----------------   ----------    -------------
   Total                                             $         361,179    $       3,765,027   $   30,870    $     390,037
                                                     =================    =================   ==========    =============

             COLUMN A                             COLUMN F          COLUMN G         COLUMN H         COLUMN I         COLUMN J
             --------                           ------------    ---------------   ---------------   -------------    -------------
                                                                                                    AMORTIZATION
                                                                                     BENEFITS,       OF DEFERRED
                                                                                  CLAIMS, LOSSES       POLICY            OTHER
                                                  PREMIUM       NET INVESTMENT    AND SETTLEMENT     ACQUISITION       OPERATING
                                                  REVENUE          INCOME (1)        EXPENSES           COSTS         EXPENSES (2)
                                                ------------    ---------------   ---------------   -------------    -------------
                                                                              (DOLLARS IN THOUSANDS)
December 31, 2003:
   Traditional annuity                          $      6,068    $       235,277   $       170,778   $      29,381    $      15,247
   Traditional and universal life
      insurance                                      172,075            141,034           175,401          13,441           43,155
   Variable                                           34,986             13,483            18,602           6,222           23,729
   Corporate and other                                   566              3,454               246               -            6,198
   Impact of realized gains/losses                         5                  -                 -            (212)             122
                                                ------------    ---------------   ---------------   -------------    -------------
   Total                                        $    213,700    $       393,248   $       365,027   $      48,832    $      88,451
                                                ============    ===============   ===============   =============    =============

December 31, 2002:
   Traditional annuity                          $      1,700    $       184,969   $       125,173   $      10,047    $      13,094
   Traditional and universal life
      insurance                                      164,858            146,589           173,467           5,639           42,898
   Variable                                           33,834             11,909            17,582           7,847           22,871
   Corporate and other                                   493              4,347               346              15            6,493
   Impact of realized gains/losses                        82                  -                 -            (867)          (1,170)
                                                ------------    ---------------   ---------------   -------------    -------------
   Total                                        $    200,967    $       347,814   $       316,568   $      22,681    $      84,186
                                                ============    ===============   ===============   =============    =============

December 31, 2001:
   Traditional annuity                          $      1,001    $       126,784   $        94,756   $       2,456    $      11,371
   Traditional and universal life
      insurance                                      154,325            141,611           164,011          12,109           40,363
   Variable                                           30,382             10,198            12,630           3,103           19,934
   Coporate and other                                  3,044              6,583             2,047              85            7,889
   Impact of realized gains/losses                      (218)                 -                 -          (2,297)              76
                                                ------------    ---------------   ---------------   -------------    -------------
   Total                                        $    188,534    $       285,176   $       273,444   $      15,456    $      79,633
                                                ============    ===============   ===============   =============    =============

(1) Net investment income is allocated to the segments based upon the investments held by the respective segment.

(2) Expenses have been allocated using one of two methodologies, depending on the nature of the expense. Direct expenses, such as those incurred by our underwriting and policy administration departments, and other expenses for which there is a reliable basis for allocation are allocated based upon time studies and cost analysis performed by the respective departments. The remaining indirect expenses are allocated in proportion to the equity of each segment.

                            SCHEDULE IV - REINSURANCE
                       FARM BUREAU LIFE INSURANCE COMPANY

                COLUMN A                          COLUMN B         COLUMN C          COLUMN D         COLUMN E         COLUMN F
                --------                        ------------    ---------------   ---------------   -------------    -------------
                                                                                                                      PERCENT OF
                                                                                   ASSUMED FROM                         AMOUNT
                                                                CEDED TO OTHER         OTHER                          ASSUMED TO
                                                GROSS AMOUNT       COMPANIES         COMPANIES       NET AMOUNT           NET
                                                ------------    ---------------   ---------------   -------------    -------------
                                                                              (DOLLARS IN THOUSANDS)
Year ended December 31, 2003:
    Life insurance in force, at end
      of year                                   $ 31,915,306    $     5,809,583   $        89,970   $  26,195,693              0.3%
                                                ============    ===============   ===============   =============    =============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                                 $     69,558    $         1,743   $        16,129   $      83,944             19.2%
      Traditional life insurance
        premiums                                     138,678             11,455             1,967         129,190              1.5
      Accident and health premiums                    15,141             14,575                 -             566                -
                                                ------------    ---------------   ---------------   -------------    -------------
                                                $    223,377    $        27,773   $        18,096   $     213,700              8.5%
                                                ============    ===============   ===============   =============    =============

Year ended December 31, 2002:
    Life insurance in force, at end
      of year                                   $ 30,496,231    $     5,363,935   $     1,999,178   $  27,131,474              7.4%
                                                ============    ===============   ===============   =============    =============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                                 $     67,847    $         1,671   $        12,299   $      78,475             15.7%
      Traditional life insurance
        premiums                                     127,892              9,363             3,470         121,999              2.8
      Accident and health premiums                    16,249             15,756                 -             493                -
                                                ------------    ---------------   ---------------   -------------    -------------
                                                $    211,988    $        26,790   $        15,769   $     200,967              7.8%
                                                ============    ===============   ===============   =============    =============

Year ended December 31, 2001:
    Life insurance in force, at end
      of year                                   $ 28,444,285    $     4,772,504   $     3,784,244   $  27,456,025             13.8%
                                                ============    ===============   ===============   =============    =============
    Insurance premiums and other
      considerations:
      Interest sensitive product
        charges                                 $     65,221    $         1,911   $         7,182   $      70,492             10.2%
      Traditional life insurance
        premiums                                     118,089              7,202             4,111         114,998              3.6
      Accident and health premiums                    16,034             12,990                 -           3,044                -
                                                ------------    ---------------   ---------------   -------------    -------------
                                                $    199,344    $        22,103   $        11,293   $     188,534              6.0%
                                                ============    ===============   ===============   =============    =============